THE SOMERSET GROUP, INC.                       CONSOLIDATED STATEMENT

                                               Year Ended December 31
                                            1998        1997        1996
Revenue and Income:
  Fees and commissions                 $7,327,000   $6,849,000  $6,075,000
  Equity in earnings of First Indiana   4,130,000    3,883,000   3,003,000
  Investment income                       329,000      393,000     457,000
                                       ----------   ----------  ----------
    Total revenue and income           11,786,000   11,125,000   9,535,000

Operating Expenses:
  Salaries, wages, commissions and      5,849,000    5,990,000   4,861,000
  General and administrative expenses     998,000      882,000     952,000
  Occupancy expenses                      347,000      305,000     295,000
  Advertising and marketing               152,000       96,000      22,000
  Depreciation and amortization           272,000      246,000     182,000
  Interest expense                          4,000       39,000     100,000
  Merger expenses                         163,000         ---          ---
                                        ---------    ---------   ---------
    Total operating expenses            7,785,000    7,558,000   6,412,000
                                        ---------     --------    --------
Income before income taxes              4,001,000    3,567,000   3,123,000
Income tax expense                      1,136,000    1,031,000     978,000
                                         --------    ---------   ---------
    Net income                          2,865,000    2,536,000   2,145,000
                                        =========    =========   =========

Income Per Share
     Basic                                   $.99         $.87        $.75
     Diluted                                 $.97         $.86        $.73

Average Shares Outstanding:
     Basic                              2,899,933    2,902,800   2,870,743
     Diluted                            2,961,835    2,957,978   2,929,489
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See accompanying Notes to Consolidated Financial Statements.

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